Exhibit No. 10.120

                    [Letterhead of I.C. Isaacs & Company, LP]


                                October 13, 2004



Mr. Peter J. Rizzo Chief Executive Officer I.C. Isaacs & Company, L.P. Empire State Building 350 Fifth Avenue, Suite 1029 New York, NY 10118

            RE:   EXECUTIVE EMPLOYMENT AGREEMENT DATED DECEMBER 9, 2003
                  -----------------------------------------------------


Dear Peter:

This will confirm our agreement to amend your Executive Employment Agreement dated December 9, 2003 (the "Agreement") as follows:

      1. DEFINITIONS. All terms used herein which are not otherwise defined shall have their defined meanings as set forth in the Agreement.

      2. BOARD OF DIRECTORS. Subject to the approval of the Nominating Committee of the Board of Directors of Isaacs (the "Board"), you shall, during the Term, be included on the slate of management nominees for election to the Board.

      3. TERM. The Initial Term shall be extended for one (1) year. Therefore, in Section 2 (second line), the reference to "2006" is deleted and "2007" substituted in its place, and in the fourth line, the reference to "2007" is deleted and "2008" substituted in its place. In Section 4(a), the reference to the calendar years "2004, 2005 and 2006" is deleted and the phrase "2004-2007" substituted in its place.

      4. INCENTIVE COMPENSATION. In Section 4(f), the reference to "$125,000" is deleted and "$175,000" substituted in its place.

      5. STOCK OPTIONS. In Section 5, the phrase "vest ratably on the first, second and third anniversaries of the Effective Date" is deleted and the following substituted in its place: "vest ratably on the first and second anniversaries of the Effective Date." Executive shall, on the execution of this amendment to the Agreement (the "New Option Effective Date"), receive (a) a non-qualified stock option to purchase 100,000 shares of Common Stock (the "New Option") pursuant to the Option Plan. The New Option shall be granted under, and shall be subject to all of the terms and conditions of, the Option Plan. The New Option shall be exercisable, notwithstanding any contrary provision or requirement contained in the Option Plan, for a period of ten (10) years commencing on the New Option Effective Date (the "New Option Term"), and shall be exercisable at the price per share which must be applied to all non-qualified stock options granted under the Option Plan on the New Option Effective Date. The Executive's right

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to purchase Common Stock pursuant to the New Option shall vest on the fourth
(4th) anniversary of the Effective Date. Except to the extent otherwise provided below, the Option and New Option shall provide that, in the event that the Executive's employment shall be terminated for any reason other than for "Cause," any unvested portions of the grants made thereunder shall thereupon become fully vested and he shall be entitled to exercise each of the Option and New Option, to the extent that they shall not have been exercised prior thereto, during the one (1) year period ending on the date immediately preceding the first (1st) anniversary of the Termination Date or such shorter period as shall remain until the respective expiration dates of the Option and New Option.

      6. TERMINATION OF EMPLOYMENT BY THE COMPANY WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON. Notwithstanding anything to the contrary set forth in Sections 10 or 11 of the Agreement, in the event Executive's employment is terminated pursuant to Section 10 of the Agreement, or by Executive pursuant to Section 11(a)(iii), or by Executive for Good Reason as set forth in Paragraph 7 below, any unvested portions of the grants made pursuant to the Option and New Option shall become fully vested and, if the termination occurs on or before December 31, 2006, the Company shall pay to Executive an amount equal to one and one-half (1 1/2) times the annual compensation (i.e., Executive's Base Salary plus Incentive Compensation) earned by Executive in the calendar year immediately preceding the Termination Date, but not less than $937,500 ("Termination Pay"). This sum shall be paid to Executive by the Company, in accordance with its normal payroll practices, in equal installments during the eighteen (18) month period following the Termination Date (the "Benefit Period"). In addition, during the Benefit Period, the Executive shall continue to participate in all of the Company's benefit plans, programs, arrangements and practices, including all disability, medical, life insurance and similar programs. In the event the Executive's employment is terminated pursuant to Section 10 of the Agreement, or by Executive pursuant to Section 11(a)(iii), or by Executive for Good Reason as set forth in Paragraph 7 below, on or after January 1, 2007, the provisions of this Paragraph 6 that (i) set forth the amount of Executive's Termination Pay; and (ii) establish a Benefit Period of eighteen (18) months, shall be disregarded and the provisions of Section 10 of the Agreement as to each of these items shall remain in full force and effect unchanged by any of the provisions of this paragraph 6.

      7. RESIGNATION BY EXECUTIVE FOR GOOD REASON. Executive shall have the right to terminate his employment with the Company not later than three (3) months following the occurrence, without Executive's prior written consent, of any of the following events:

         (i) Any material adverse change or reduction in the functions, duties or responsibilities of Executive or elimination of any office or executive position he currently holds in the Company or Isaacs, including, but not limited to, the removal of Executive from, or failure to reappoint or reelect Executive to, any such position during the Term.

         (ii) Any material adverse change or reduction in the functions, duties or responsibilities of the Chairman of the Board of Isaacs ("Chairman") during Executive's tenure in such position.


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         (iii) Provided that Executive does not give notice to the Board or the
Nominating Committee (or other committee serving in such capacity) thereof that he is unwilling to serve as a director or as Chairman,

              1) the failure by Isaacs to include Executive on any slate of management nominees contained in (x) the proxy materials submitted by Isaacs in connection with all meetings of stockholders at which directors shall be elected during the Term; or (y) any written consent of stockholders executed in lieu of any such meeting; or

                2) the failure of the Board to reappoint or reelect Executive as Chairman.

         (iv) The removal of Executive as Chairman for any reason, other than for "Cause," at any time during the Term.

         (v) Any material breach by the Company of the Agreement, as amended by this amendment thereof.

         (vi) Any Change of Control.

      8. CHANGE OF CONTROL. The reference in Section 11(a)(iii) to "60" is deemed deleted and "90" substituted in its place.

      9. MISCELLANEOUS. In the event of a conflict or inconsistency between any of the terms of the Agreement and those contained in this letter amendment, the terms of this letter amendment shall prevail and bind the parties. As amended by this letter amendment, the Agreement is hereby deemed ratified and confirmed and shall remain in full force and effect.

      Please confirm your agreement with the foregoing by signing your name on the line provided below.

                                        Sincerely,
                                        I.C. ISAACS & COMPANY, L.P.
                                        By:  I.C. ISAACS & COMPANY, INC.,
                                        ITS GENERAL PARTNER
                                        By: /s/ Eugene Wielepski
                                            ----------------------------------
                                            Eugene Wielepski, VP-Finance

AGREED TO:

/s/ Peter J. Rizzo
--------------------------------------------
PETER J. RIZZO

The undersigned hereby confirms their agreement with the foregoing and ratifies their guarantee of the payment of all sums and performance of all obligations that shall become due and owing by I.C. Isaacs & Company, L.P. to Peter J. Rizzo pursuant to the Agreement, as amended.

                                        I.C. ISAACS & COMPANY, INC.

                                        By /s/ Eugene Wielepski
                                           -----------------------------------
                                           Eugene Wielepski, VP-Finance